Exhibit 99.1

TOYS “R” US, INC. ANNOUNCES

COMPLETION OF $450 MILLION OFFERING OF SENIOR NOTES

WAYNE, NJ (August 1, 2012) – Toys “R” Us, Inc. announced today the completion of its offering of $450,000,000 aggregate principal amount of 10.375% its senior notes due 2017 (the “Notes”). The Notes were issued at a price of 99.033% of their principal amount.

Toys “R” Us, Inc. intends to use the net proceeds from the offering of the Notes to redeem $400 million outstanding principal amount of its 7.875% senior notes due 2013, including any premiums, to pay fees and expenses incurred in connection with the offering of the Notes, and for general corporate purposes.

The Notes were offered only to qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act.

This release does not constitute an offer to sell or the solicitation of an offer to buy the Notes.

About Toys “R” Us, Inc.

Toys “R” Us, Inc. is the world’s leading dedicated toy and juvenile products retailer, offering a differentiated shopping experience through its family of brands. Merchandise is sold in 874 Toys “R” Us and Babies “R” Us stores in the United States and Puerto Rico, and in more than 625 international stores and over 145 licensed stores in 35 countries and jurisdictions. In addition, it exclusively operates the legendary FAO Schwarz brand and sells extraordinary toys in the brand’s flagship store on Fifth Avenue in New York City. With its strong portfolio of e-commerce sites including Toysrus.com, Babiesrus.com, eToys.com, and FAO.com, it provides shoppers with a broad online selection of distinctive toy and baby products. Headquartered in Wayne, NJ, Toys “R” Us, Inc. employs approximately 70,000 associates annually worldwide. The company is committed to serving its communities as a caring and reputable neighbor through programs dedicated to keeping kids safe and helping them in times of need.

Forward-Looking Statements

All statements herein that are not historical facts in this press release, including statements about our beliefs or expectations, are forward-looking statements. These statements are subject to risks, uncertainties and other factors, including, among others, competition in the retail industry and changes in our product distribution mix and distribution channels, seasonality of our business, changes in consumer preferences and consumer spending patterns, product safety issues including product recalls, general economic conditions in the United States and other countries in which we conduct our business, our ability to implement our strategy, our substantial level of indebtedness and related debt-service obligations, restrictions imposed by covenants in our debt agreements, availability of adequate financing, changes in laws that impact our business, changes in employment legislation, our dependence on key vendors for our merchandise, costs of goods that we sell, labor costs, transportation costs, domestic and international events affecting the delivery of toys and other products to our stores, political and other developments associated with our international operations, existence of adverse litigation and other risks, uncertainties and factors set forth in our reports and documents filed with the Securities and Exchange Commission (which reports and documents should be read in conjunction with this press release). Forward-looking statements speak only as of the date when made, and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in forward-looking statements.

For more information please contact:

Toys “R” Us, Inc.

Kathleen Waugh

Phone: (973) 617-5888/(646) 366-8823

waughk@toysrus.com